Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated September 9, 2022 with respect to the consolidated financial statements of Immuron Limited (and subsidiaries) included in the Annual Report on Form 20-F for the year ended June 30, 2022.

We consent to the incorporation by reference of the said report in the Registration Statement of Immuron Limited on Form F-3 (File No. 333-230762) and Post Effective Amendment on Form F-3 to F-1 (File No. 333-215204).

/s/ GRANT THORNTON AUDIT PTY LTD

Melbourne, Australia

September 9, 2022